SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                ImageX.com, Inc.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

            --------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3.    Filing Party:

            --------------------------------------------------------------------

      4.    Date Filed:

            --------------------------------------------------------------------

                           [LETTERHEAD OF IMAGEX.COM]

                                                                  March 26, 2001

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held Tuesday, May 8, 2001

Dear ImageX.com, Inc. Shareholders:

      On Tuesday, May 8, 2001, ImageX.com, Inc. will hold its Annual Meeting of Shareholders at the Bellevue Club, 11200 SE 6th Street, Bellevue, Washington 98004. The Annual Meeting will begin at 8:00 a.m. (local time). Only shareholders who owned ImageX.com, Inc. stock at the close of business on the record date, March 8, 2001, can vote at this meeting or any adjournments of the meeting that may take place. At the Annual Meeting we will ask you to:

      o Elect one Class I director to our Board of Directors to serve for a term as more fully described in the accompanying Proxy Statement;

      o Approve an amendment to our 1999 Employee Stock Purchase Plan, increasing the number of shares of common stock reserved for issuance and changing the annual automatic adjustment provision thereunder;

      o     Transact any other business properly presented at the meeting.

      YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED DIRECTOR DESCRIBED IN THIS PROXY AND FOR THE AMENDMENT TO THE IMAGEX.COM, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN.

      At the Annual Meeting, we will also report on our 2000 business results and other matters of interest to shareholders.

      To assure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage prepaid envelope. Your stock will be voted in accordance with the instructions you give on your proxy card. You may, of course, attend the annual meeting and vote in person even if you have previously returned your proxy card.

      The approximate date of mailing for this Proxy Statement and accompanying proxy card is March 26, 2001.

                                         By Order of the Board of Directors,


                                         /s/ Mariam J. Naini

                                         Mariam J. Naini
                                         Vice President, General Counsel
                                         and Secretary

--------------------------------------------------------------------------------
Please note that attendance at our Annual Meeting will be limited to shareholders as of the record date, or their authorized representatives, and invited guests.
--------------------------------------------------------------------------------

                                IMAGEX.COM, INC.

                                   -----------

                                 PROXY STATEMENT

                                   -----------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The Board of Directors of ImageX.com, Inc. is sending you this Proxy Statement in connection with its solicitation of proxies for use at ImageX.com's 2001 Annual Meeting of Shareholders ("Annual Meeting"). The Annual Meeting will be held at the Bellevue Club, 11200 SE 6th Street, Bellevue, Washington 98004 on May 8, 2001 at 8:00 a.m. (local time). We intend to give or mail to shareholders definitive copies of this Proxy Statement and accompanying proxy card on or about March 26, 2001.

Record Date and Outstanding Shares

      Only those shareholders who owned ImageX.com common stock at the close of business on March 8, 2001, the record date for the Annual Meeting, can vote. At that date, there were 26,650,198 issued and outstanding shares of our common stock.

Quorum

      A quorum for the Annual Meeting will exist if a majority of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the Annual Meeting.

Revocability of Proxies

      If you give your proxy to us, you have the power to revoke it at any time before it is exercised. Your proxy may be revoked by:

      o notifying the Secretary of ImageX.com in writing before the Annual Meeting;

      o delivering to the Secretary of ImageX.com before the Annual Meeting a signed proxy with a later date; or

      o     attending the Annual Meeting and voting in person.

Solicitation of Proxies

      We will bear the cost of soliciting proxies from our shareholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, facsimile or otherwise. Our directors, officers and employees will not be additionally compensated for this solicitation but may be reimbursed for out-of-pocket expenses they incur. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of common stock held of record by them will be reimbursed for the reasonable expenses they incur in forwarding the material.

Voting

      You are entitled to one vote for each share of common stock you hold. If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any direction given, your shares will be voted in accordance with our recommendation. We are not aware, as of the date of this Proxy Statement, of any matters to be voted on at the Annual Meeting other than as stated in the Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.

      For the election of director, the nominee elected will be that person receiving the greatest number of votes cast by the shares entitled to vote at the Annual Meeting. Abstention and broker non-votes will have the effect of voting against the nominee. The amendment to our 1999 Employee Stock Purchase Plan will be approved if the votes cast in favor of the proposal exceed the votes cast against it. Abstention and broker non-votes will have no effect on such proposal.

      If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have at that time effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

                                 PROPOSAL No. 1:

                              ELECTION OF DIRECTOR

      The Board of Directors currently consists of seven directors divided into three classes:

      o     one Class I Director whose term expires at the Annual Meeting;

      o three Class II Directors currently serving two-year terms expiring in 2002; and

      o three Class III Directors currently serving three-year terms expiring in 2003.

      At each Annual Meeting of Shareholders, successor directors will be elected to replace those directors whose terms have expired. Beginning in 2001, newly elected directors will serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

      Biographical information regarding each of the members of the Board of Directors is set forth below. There are no family relationships among any of our directors or executive officers. Unless otherwise instructed, the persons named as proxies on the accompanying proxy card intend to vote shares represented by properly executed proxies for such nominee. Although the Board of Directors anticipates that the nominee will be available to serve as our director, if he should become unwilling or unable to serve, the persons named as proxies will vote for the election of such substitute nominee as may be designated by the Board of Directors.

Nominee for Election

      Class I Director (term to expire in 2004)

      Garrett P. Gruener (age 46) has served as a director of ImageX.com since April 1999. He is a Founder and Managing Director of Alta Partners, a venture capital partnership investing in information technologies and life science companies. Prior to founding Alta Partners in 1996, Mr. Gruener was a Partner at Burr, Egan, Deleage & Co., a venture capital firm, which he joined in 1992 and served as Vice President from 1992 to 1997. Mr. Gruener was a consultant to various corporations and start-up companies from 1988 to 1992. He founded Virtual Microsystems, Inc. in 1982, a successful software company that merged with another DEC-oriented software company in 1987. From 1978 to 1982, he worked for Integrated Automation in a variety of capacities including Director of Marketing. Mr. Gruener also serves as Chairman of the Board and Secretary of Ask Jeeves, Inc. Mr. Gruener received his B.S. in political science from the University of California, San Diego and his M.A. in political science from the University of California, Berkeley.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE.

Continuing Directors

      Class II Directors (terms to expire in 2002)

      F. Joseph Verschueren (age 49) was a Co-Founder of ImageX.com, has been a director of ImageX.com since its inception in 1995 and has served as Chairman of the Board since August 1997. In addition, he served as President from September 1996 to November 1998 and Chief Executive Officer from August 1997 to November 1998. Mr. Verschueren served as Chief Executive Officer of Parallel Communications Inc., an advertising agency, from 1992 to 1996 and as Chairman of the Board of Parallel Communications until July 1999. Mr. Verschueren received his B.A. in English and a B.A. in philosophy from Gonzaga University.

      Elwood D. Howse, Jr. (age 61) has been a director of ImageX.com since December 1996. Mr. Howse served as President of Cable & Howse Ventures, a Northwest venture capital management firm, from 1981 to 1997 and as Managing Member since 1997. He has served as a director of OrthoLogic Corporation, a manufacturer and marketer of orthopaedic products, since September 1987 and of Applied Microsystems Corporation, a manufacturer of microprocessors, which provides high-level software development tools and solutions that expedite complex software projects, since February 1992. He also serves as a director of several private companies and charitable institutions. Mr. Howse received his B.S. in engineering and his M.B.A. from Stanford University.

      Bernee D. L. Strom (age 53) has been a director of ImageX.com since May 1999. Ms. Strom has served as President and Chief Executive Officer of the Strom Group, Inc., a venture investment and business advisory firm specializing in high technology since 1990. Ms. Strom was Chief Executive Officer of iCopyright.com, a provider of Internet content services from July 2000 until January 2001. Prior to that, she was President and Chief Operating Officer of InfoSpace.com, Inc. from November 1998 through December 1999 and President of InfoSpace Ventures LLC from January 2000 though June 2000. From April 1995 to June 1997, Ms. Strom served as President and Chief Executive Officer of USA Digital Radio, LP, a partnership of Westinghouse Electric Corporation and Gannett Co., Inc. that develops technology for AM and FM digital radio broadcasting. Ms. Strom also serves as a director of the Polaroid Corporation, a photographic equipment and supply company and Hughes Electric. Ms. Strom received her B.S. in mathematics and history, her M.A. and her Ph.D. (ABD) in mathematics and mathematics education from

New York University and her M.B.A. from the Anderson School at the University of California, Los Angeles.

      Class III Directors (terms to expire in 2003)

      Richard P. Begert (age 44) has been President, Chief Executive Officer and director of ImageX.com since November 1998. From 1993 to 1998, Mr. Begert was Regional President of AT&T Wireless Services (and its predecessor, McCaw Cellular Communications, Inc.), a telecommunications company. From 1986 to 1993, Mr. Begert held various other positions at McCaw Cellular. Mr. Begert received his B.A. in business administration from the University of Washington.

      Wayne M. Perry (age 51) has been a director of ImageX.com since December 1999. Since February 2000, Mr. Perry has served as Chief Executive Officer of Edge Wireless LLC, a telecommunications company. Mr. Perry served as Vice Chairman of NEXTLINK Communications, Inc. a competitive local exchange carrier, from June 1997 until February 2000 and was Chief Executive Officer from July 1997 to March 1999. From September 1994 to July 1997, Mr. Perry was Vice Chairman of AT&T Wireless Services, Inc., a telecommunications company, following the merger with McCaw Cellular Communications, Inc. From June 1989 to September 1994, he served as Vice Chairman of the Board of McCaw Cellular, and from December 1985 to June 1989, he served as its President. From 1976 to 1985, Mr. Perry served as Executive Vice President and General Counsel of McCaw Cellular. From 1990 to 1994, Mr. Perry served as Vice Chairman of the Board of LIN Broadcasting Corporation. He also served as Chairman of the board of directors of the Cellular Telecommunications Industry Association, the nationwide wireless industry association, for the 1993/94 term. Mr. Perry received his B.A. from the University of Washington, cum laude, his J.D. from Lewis & Clark College, cum laude, and his L.L.M in taxation from New York University.

      Richard R. Sonstelie (age 55) has been a director of ImageX.com since June 1998. Mr. Sonstelie served as Chairman of the Board of Puget Sound Energy, Inc., a power company, from February 1997 through March 2000 and as a director from 1987 to January 2000. His prior positions with Puget Sound Energy included Chief Executive Officer from 1992 to 1998, Chief Operating Officer from 1991 to 1992, Chief Financial Officer from 1987 to 1991, and Executive Vice President from 1985 to 1987. Mr. Sonstelie received his B.S. from the United States Military Academy at West Point, his M.S. in nuclear engineering from Massachusetts Institute of Technology and his M.B.A. from Harvard University.

Information on Committees of the Board of Directors and Meetings

      The Compensation Committee currently consists of Messrs. Perry and Sonstelie and Ms. Strom. The Compensation Committee establishes and reviews the compensation and benefits of our executive officers, considers incentive compensation plans for our employees and carries out duties assigned to the committee under our option plans and our employee stock purchase plan. The Compensation Committee met four times during the 2000 fiscal year. A report of the Compensation Committee is set forth on page 11 below.

      The Audit Committee currently consists of Messrs. Gruener, Howse and Sonstelie. The Board of Directors has adopted a charter governing the duties and responsibilities of the Audit Committee. A copy of the Audit Committee Charter is included in this Proxy Statement as Appendix A. Pursuant to this charter, the function of the Audit Committee is to make recommendations to our Board of Directors regarding the selection and retention of independent auditors, review the scope and results of the audit with the independent auditor and management, and review and evaluate our audit and control functions. The Audit

Committee met four times during the 2000 fiscal year. A report of the Audit Committee is set forth on page 13 below.

      The Company does not currently have a Nominating Committee. During 2000, there were seven meetings of the Board of Directors.

Compensation of Directors

      We reimburse our directors for all reasonable expenses incurred in connection with their attendance at board and committee meetings. Under our 1999 Non-employee Directors Stock Option Program, each of our non-employee directors is entitled to receive stock options as set forth below. The program provides for the grant of an option to purchase 12,500 shares of common stock to each of our non-employee directors upon their initial election or appointment to the board, then annually, we grant each non-employee director who continues to serve on the board an additional option to purchase 5,000 shares of common stock. All options granted under the program fully vest on the grant date. All options granted under the program expire ten years from the date of the option grant. The exercise price for these options is the fair market value of our common stock on the grant date. Directors do not receive any annual stipend or other remuneration.

Executive Officers Who Are Not Directors as of March 8, 2001

      Eric J. Bean (age 42) has been Vice President, Products and Technology of ImageX.com since July 1998. From June 1991 to July 1998, Mr. Bean held several positions, including Director of Product Management and Business Line Manager, with Adobe Systems Inc., a software company (and Aldus Corporation, which was acquired by Adobe Systems in 1994). Mr. Bean received his B.S. in mathematics from Pacific Lutheran University, his M.B.A. from the University of Washington, and his master's degree in software engineering from Seattle University.

      Robin L. Krueger (age 50) has been Chief Financial Officer since July 1999 and Treasurer and Assistant Secretary since December 1999. From 1994 to July 1999, Ms. Krueger was Vice President of Finance and Treasurer of Alaska Airlines, Inc., a commercial airline. From 1987 to 1994, Ms. Krueger served as Alaska Airlines' Assistant Vice President and Treasurer and from 1984 to 1987 as Assistant Treasurer. Ms. Krueger received her B.B.A. from the University of Washington and her M.B.A. from the George Washington University.

      Gary Madson (age 48) has been Vice President of Operations since September 2000. Madson comes to ImageX.com from Zomax, Inc., an outsourcing service provider to the software industry where he worked on the Microsoft account holding the position of Global Microsoft Business Manager. He was responsible for the outsourced CD replication, packaging, printing, fulfillment and call-center operations supporting Microsoft's software business worldwide. Madson took an in-house function from Microsoft and transitioned it into a profitable outsourced solution. Prior to working at Zomax, Madson was the general manager of KAO Infosystems, where he instituted world-class quality programs such as ISO 9000 certification and a sophisticated call-center excellence program. Before his experience at KAO Infosystems, Madson was the vice president of operations for Royal Seafoods Inc., a seafood processing business where he was responsible for manufacturing, warehousing, distribution, engineering, product development and quality control. Madson holds a B.S. in biological oceanography from the University of Washington.

      Dana F. Manciagli (age 40) has been Vice President, Sales and Marketing of ImageX.com since May 1998. From August 1996 to May 1998, Ms. Manciagli was Vice President of Worldwide Marketing of the Kodak Professional Division of Eastman Kodak Company, a photographic equipment and supply company. From June 1991 to July 1996, she was Director of Marketing for Europe and Asia of Sea-Land Service, Inc., a subsidiary of CSX Corporation, a transportation company, in Hong Kong. Ms. Manciagli received her B.A. in political science from the University of California, Santa Barbara and her master's degree in international management from the American Graduate School of International Management.

      Mariam J. Naini (age 37) has been Vice President, General Counsel and Secretary of ImageX.com since November 1999 and Secretary since December 1999. From April 1999 to October 1999, Ms. Naini was an Associate General Counsel at Amazon.com, Inc. From April 1998 to March 1999, she was an Of Counsel with Irell & Manella LLP's Los Angeles, California office. From July 1994 to March 1998, Ms. Naini was a Senior Associate with Morgan, Lewis & Bockius LLP's Washington, D.C. office, and from December 1988 to June 1994, she was an Associate with Howrey & Simon LLP's Washington, D.C. office. Ms. Naini received her B.A. degree with honors, in three years, from Wellesley College and a Juris Doctorate degree in 1988 from Georgetown University Law Center.

Security Ownership of Certain Beneficial Owners and Management

      The following table summarizes certain information regarding the beneficial ownership of our common stock as of March 8, 2001 for

      o     our Chief Executive Officer;

      o our top four most highly compensated executive officers (other than our chief executive officer) whose compensation exceeded $100,000 in 2000;

      o     each of our directors;

      o     all our directors and executive officers as a group; and

      o each person or group that we know owns more than 5% of our common stock.

      Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission ("SEC") and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 8, 2001 are deemed outstanding for computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, any listed executive officers or director of ImageX.com can be reached at the principal offices of ImageX.com.

                                                                             Shares of ImageX.com, Inc.
                                                                                   Common Stock
                                                                         -----------------------------------
                                                                         Amount and Nature of    Percent of
Name and Address of Beneficial Owners                                    Beneficial Ownership     Class (1)
-------------------------------------                                    --------------------    -----------
Executive Officers and Directors
Richard P. Begert(2)....................................................              527,600       2.0%
Eric J. Bean (3)........................................................               84,933        *
Robin L. Krueger (4)                                                                   71,266        *
Dana F. Manciagli (5)...................................................               82,932        *
Mariam J. Naini (6)                                                                    13,165        *
Garrett P. Gruener (7)..................................................            1,290,715       4.8
Elwood D. Howse, Jr. (8)................................................              242,928        *
Wayne M. Perry (9)......................................................              147,500        *
Richard R. Sonstelie (10)...............................................               54,667        *
Bernee D.L. Strom (11)..................................................               22,500        *
All directors and executive officers as a group (13 persons) (12).......            3,078,106      11.6

Other Principal Shareholders
Entities affiliated with Acorn Ventures, Inc. (13)......................
1309 114th Avenue SE, Suite 200
Bellevue, WA 98004                                                                  2,780,830      10.4

-----------
*     Less than 1%.

(1)   Based on 26,650,198 outstanding shares as of March 8, 2001.

(2) Includes 24,000 shares issuable pursuant to options exercisable within 60 days of March 8, 2001.

(3) Includes 12,575 outstanding shares and 1,258 shares issuable pursuant to warrants currently exercisable held by Waterhouse National Bank, F/B/O Eric J. Bean IRA. Also includes 63,500 shares issuable pursuant to options exercisable within 60 days of March 8, 2001.

(4) Includes 67,666 shares issuable pursuant to options exercisable within 60 days of March 8, 2001.

(5) Includes 1,247 shares issuable pursuant to warrants currently exercisable held by Galaxy Investment Partners, of which Ms. Manciagli is co-general partner. Also includes 36,250 shares issuable pursuant to options exercisable within 60 days of March 8, 2001.

(6) Includes 11,356 shares issuable pursuant to options exercisable within 60 days of March 8, 2001.

(7) Includes 1,273,935 outstanding shares held by Alta California Partners II, L.P. and 11,780 outstanding shares held by Alta Embarcadero Partners II, LLC. Mr. Gruener is a general partner of Alta California Management Partners II, L.P., which is the general partner of Alta California Partners II, L.P. Mr. Gruener is also a member of Alta Embarcadero Partners II, LLC. Mr. Gruener disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these shares arising from his interest in Alta California Management Partners II, L.P. Also includes 5,000 shares issuable pursuant to options currently exercisable.

(8) Includes 5,000 shares issuable pursuant to options currently exercisable. Also includes 7,150 shares issuable pursuant to warrants currently exercisable held by Howse Family Partnership. Mr. Howse is a general partner of Howse Family Partnership.

(9)   Includes 17,500 shares issuable pursuant to options currently exercisable.

(10) Includes 5,000 shares issuable pursuant to options currently exercisable and 20,909 outstanding shares and 1,250 shares issuable pursuant to warrants currently exercisable held jointly by Mr. Sonstelie and his spouse.

(11)  Includes 17,500 shares issuable pursuant to options currently exercisable.

(12) Includes 202,772 shares issuable pursuant to options and warrants exercisable within 60 days of March 8, 2001.

(13) Includes 486,709 outstanding shares and 790,000 shares issuable pursuant to warrants currently exercisable held by Acorn Ventures IV, LLC. Also includes 1,461,906 outstanding shares and 6,500 shares issuable pursuant to warrants currently exercisable held by Internet Ventures, LLC. Acorn Ventures, Inc. is a member of Acorn Ventures IX, LLC and Internet Ventures, LLC.

Executive Compensation

      The following table provides information concerning the compensation received for services rendered to ImageX.com in all capacities for the years ended December 31, 2000 and 1999 by our Chief Executive Officer and each of our four most highly compensated executive officers other than our Chief Executive Officer whose compensation exceeded $100,000 in fiscal year 2000.

                           Summary Compensation Table

                                                                                                      Long-Term
                                                                                                    Compensation
                                                                         Annual Compensation            Awards
                                                              ------------------------------------  ------------
                                                                                                     Securities
                                                                                                     Underlying
Name and Principal Position                                     Year         Salary        Bonus        Options
---------------------------                                   --------     ----------    ---------  ------------
Richard P. Begert...........................................    2000       $254,167       $150,000      100,000
President, Chief Executive Officer and Director                 1999        225,000             --       49,999

Eric J. Bean................................................    2000        167,502         50,000       35,000
Vice President, Products and Technology                         1999        157,904         50,000       37,500

Robin L. Krueger............................................    2000        155,000         75,000       65,000
Chief Financial Officer                                         1999         73,365 (1)         --      150,000

Dana F. Manciagli...........................................    2000        167,917        100,000       31,000
Vice President, Sales and Marketing                             1999        160,181        100,000       49,999

Mariam J. Naini.............................................    2000        136,250         54,000       55,000
Vice President, General Counsel and Secretary                   1999         12,288 (2)         --       35,000

-----------
(1) Ms. Krueger joined ImageX.com in July 1999. Represents salary earned as of December 31, 1999.

(2) Ms. Naini joined ImageX.com in November 1999. Represents salary earned as of December 31, 1999.

                        Option Grants in Last Fiscal Year

      The following table sets forth information regarding stock options we granted to the officers listed in the Summary Compensation Table during the fiscal year ended December 31, 2000.

                                            Individual Grants                          Potential Realizable
                         --------------------------------------------------------        Value at Assumed
                          Number of      Percent of                                      Annual Rates of
                          Securities    Total Options    Exercise                       Price Appreciation
                          Underlying     Granted to       Price                         for Option Term (3)
                           Options      Employees in       Per         Expiration    -------------------------
Name                      Granted (1)   Fiscal Year       Share (2)        Date           5%           10%
----                     ------------   ------------   ------------    ----------    -----------    ----------
Richard P. Begert.......   100,000         3.97%          $7.250        05/15/10       $455,949     $1,155,463

Eric J. Bean............    35,000         1.39            7.250        05/15/10        159,582        404,412

Robin L. Krueger........    25,000         0.99            7.250        05/15/10        113,987        288,866
                            40,000         1.59            2.969        11/15/10         74,688        189,273

Dana F. Manciagli.......    31,000         1.23            7.250        05/15/10        141,344        358,194

Mariam J. Naini.........    15,000         0.60            7.250        05/15/10         68,392        173,319
                            40,000         1.59            2.969        11/15/10         74,688        189,273

-----------
(1) The options granted to the officers listed in the table vest according to our customary vesting schedule for all employees as follows: (a) 24% of the options vest and become exercisable one year from the date of grant, and (b) an additional 2% of the options vest and become exercisable each month thereafter.

      Unless individual letter agreements provide otherwise, in the event of certain corporate transactions, such as a merger or sale of ImageX.com, each outstanding award under our Amended and Restated 1996 Stock Incentive Compensation Plan will automatically accelerate and become 100% vested and exercisable immediately before the corporate transaction, unless (a) the option is assumed, continued or replaced with a comparable award by the successor corporation or the parent of the successor corporation or (b) acceleration will render unavailable "pooling of interest" accounting for a transaction that otherwise qualifies for this accounting treatment. Any option that is assumed, continued or replaced with a comparable award in the corporate transaction will accelerate if the holder's employment or services are terminated by the successor corporation without cause or by the holder voluntarily with good reason within two years of the corporate transaction.

(2) Options were granted at an exercise price equal to the fair market value of our common stock at the time of grant.

(3) The dollar amounts under these columns result from calculations at the 5% and 10% rates required by Securities Exchange Commission regulations and are not intended to forecast possible future appreciation, if any, of the common stock price. The amounts represent hypothetical appreciation in the value of the common stock from the fair market value of our common stock at the time of grant. The information in this table assumes all options are exercised at the end of each of their 10-year terms. Actual gains, if any, on stock option exercises depends on the future performance of the common stock and overall stock market conditions, as well as the option holders' continued employment through the vesting period. The amounts shown in this table may not be achieved.

           Aggregated Option Exercises in Last Fiscal Year and Fiscal
                             Year-End Option Values

      The following table sets forth information regarding stock option exercises in 2000 and unexercised stock options held by the officers listed in the Summary Compensation Table as of December 31, 2000.

                                                              Number of Securities         Value of Unexercised
                                                                   Underlying                  In-the-Money
                                                             Unexercised Options at         Options at Fiscal
                                                                  Fiscal Year-End                 Year-End (2)
                                                            --------------------------  ---------------------------
                            Shares Acquired      Value
Name                          on Exercise    Realized (1)   Exercisable  Unexercisable  Exercisable   Unexercisable
----                          -----------    ------------   -----------  -------------  -----------   -------------
Richard P. Begert..........               --            --       20,000        129,999           --              --
Eric J. Bean...............            2,000       $13,750       54,500         89,000           --              --
Robin L. Krueger...........               --            --       51,833        163,167           --              --
Dana F. Manciagli..........            6,500        46,063       27,250         86,000           --              --
Mariam J. Naini............               --            --        8,400         81,600           --              --

-----------
(1) "Value Realized" represents the fair value of the underlying securities on the date of exercise minus the exercise price of the options. The fair value of our common stock is assumed to equal to the last reported closing price of our common stock on the Nasdaq National Market on the date of exercise.

(2) Amounts are based on the December 29, 2000 last reported closing price of our common stock of $1.0312 per share as reported on the Nasdaq National Market.

Report on Executive Compensation by the Compensation Committee

      The Compensation Committee of the Board of Directors has furnished the following report on executive compensation. The Compensation Committee, which is composed of three non-employee directors, establishes and reviews the compensation and benefits of the Chief Executive Officer and consults with the Chief Executive Officer with respect to the compensation and benefits for other officers of the Company. The Compensation also considers incentive compensation plans and carries out duties assigned to the committee under our option plans and our employee stock purchase plan. The Compensation Committee considers internal and external information in determining compensation.

Compensation Philosophy.

      Our compensation policies are based on the belief that the interests of employees should be closely aligned with those of our shareholders. The compensation policies are designed to achieve the following objectives:

      o Offer compensation opportunities that attract highly qualified employees, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value.

      o Maintain a market-competitive compensation structure in line with corporate business objectives. The focus is weighted on incentive programs and based on results as measured by both the annual and long-term financial performance of ImageX.com and the increase in shareholder value as measured principally by the trading price of our common stock.

      o Further our short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

Compensation Program.

      Our compensation program has three major integrated components: base salary, annual incentive awards and long-term incentives.

Base Salary / Executive Officer Compensation. The Committee bases the combination of base salary and incentive bonus paid to the Chief Executive Officer on the approximate range of cash remuneration paid to executives performing similar duties for companies of comparable size in the Pacific Northwest. During fiscal year 2000, the Chief Executive Officer's base compensation was $254,167, with a performance-based bonus of $150,000. During fiscal year 2000, Mr. Begert was granted a stock option to purchase 100,000 shares of ImageX.com common stock at an exercise price of $7.25, the fair market value of our common stock on the date of the grant. Mr. Begert's base salary, annual incentive award and long-term compensation for future years will be determined by the Compensation Committee based upon the same factors employed by the Committee for executive officers generally.

      Base salaries for executive officers other than the Chief Executive Officer are determined annually by the Chief Executive Officer and reviewed and approved by the Compensation Committee. In determining salary adjustments for executive officers, the Chief Executive Officer and the Compensation Committee consider the individual officer's historical performance against his or her job responsibilities and personal compensation packages provided to executives performing similar duties for companies of comparable size in the Pacific Northwest, the rate of inflation, salary adjustments to be awarded to other executive officers of the Company and other subjective factors.

Annual Incentive Awards. Annual cash bonus awards are based on individual employee goals and corporate objectives. For 2000, there was no formal bonus program established. During 2000, some of the executive officers whose compensation is reported in this proxy received one-time cash awards on the anniversary of their employment with ImageX.com for having met or exceeded certain performance goals.

Long-Term Incentives. The Compensation Committee views stock options as an important part of its long-term, performance-based compensation program. The Compensation Committee believes that stock ownership is an excellent vehicle for compensating its officers and employees. We provide long-term incentives through our Amended and Restated 1996 Stock Incentive Compensation Plan and our 1999 Employee Stock Purchase Plan, the purpose of which is to create a direct link between executive compensation and increases in shareholder value. Stock options are granted at fair market value and vest in installments over 50 months. Thus, the value of the shareholders' investment must appreciate before the optionee receives any financial benefit. Additionally, the employee must remain in our employ for the period required for the stock option to be exercisable, thus providing an incentive to remain in our employ. When determining option awards for an executive officer, the Compensation Committee considers the executive's current contribution to Company performance, the anticipated contribution to meeting our long term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of our common stock, this portion of the executive's compensation is directly aligned with an increase in shareholder value. The Compensation Committee believes that such stock plans align the interests of the employees with the long-term interests of the shareholders.

      Under the Omnibus Budget Reconciliation Act of 1993, the federal income tax deduction for certain types of compensation paid to the chief executive officer and four other most highly compensated executive officers of publicly held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes no compensation paid by the Company during fiscal 2000 will exceed the $1 million limitation.

January 24, 2001
                                                  COMPENSATION COMMITTEE
                                                  Richard R. Sonstelie, Chairman
                                                  Wayne M. Perry
                                                  Bernee D. L. Strom

Report of the Audit Committee

      The Audit Committee, which is composed of three independent directors, makes recommendations to our Board of Directors regarding the selection and retention of independent auditors, reviews the scope and results of the audit with the independent auditor and management, and reviews and evaluates our audit and control functions. The Audit Committee of the Board of Directors has furnished the following report.

To the Board of Directors of ImageX.com, Inc.:

      We have reviewed and discussed with management the Company's audited consolidated financial statements as of and for the fiscal year ended December 31, 2000.

      We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

      Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

January 31, 2001
                                                       AUDIT COMMITTEE
                                                       Elwood D. Howse, Chairman
                                                       Garrett P. Gruener
                                                       Richard R. Sonstelie

Performance Graph

      Set forth below is a line graph comparing the cumulative return to the shareholders of ImageX.com's common stock with the cumulative return of (a) the Nasdaq U.S. Index and (b) the Hambrecht & Quist Internet 100 Index fiscal year 2000.

          Comparison of Cumulative Total Return among ImageX.com, Inc.,
            The Nasdaq Stock Market (U.S.) Index And The Hambrecht &
                            Quist 100 Internet Index

  [The following was represented by a mountain graph in the printed material.]

                IMAGEX.COM INC       NASDAQ US INDEX          JP MORGAN H&Q INTERNET 100 INDEX
26 Aug 99          $100.00               $100.00                        $100.00
Sep 99             $159.82                $98.97                        $104.09
Dec 99             $598.21               $146.66                        $204.39
Mar 00             $287.50               $164.81                        $215.67
Jun 00              $86.61               $142.94                        $156.35
Sep 00              $58.48               $132.37                        $156.03
Dec 00              $14.73                $89.04                         $82.90

Related Transactions with Executive Officers, Directors and 5% Shareholders

      ImageX.com has entered into indemnification agreements with each of its executive officers and directors. Under these agreements, ImageX.com indemnifies any individual made a party to a proceeding because that individual is or was a director or executive officer of ImageX.com, and will advance or reimburse reasonable expenses incurred by that individual in advance of the final disposition of the proceeding, to the full extent permitted by applicable law.

      In November 1998, Mr. Begert purchased 500,000 shares of common stock at the then fair market price of $0.40 per share, as determined the Board of Directors. He paid the purchase price for the shares by issuing a promissory note to ImageX.com. The promissory note accrues interest at the rate of 7% per year. Principal and interest under the promissory note are due and payable as follows: (a) 24% of the principal, plus interest accrued thereon, was due in November 1999 and has been paid and (b) 2% of the principal is due each month thereafter until the promissory note is paid in full. Pursuant to the stock vesting and pledge agreement, Mr. Begert granted ImageX.com a right to repurchase a portion of these shares if his employment terminates. As of December 31, 2000, the repurchase right had lapsed with respect to 240,000 of the shares. The repurchase right with respect to the remaining shares lapses ratably over the next 26 months. As of December 31, 2000, the value of Mr. Begert's aggregate restricted stock holdings was $315,600, based on the last reported sale price of our common stock on the Nasdaq National Market on December 31, 2000 of $1.0312 per share.

      ImageX.com believes that the transactions described above were made on terms as favorable to ImageX.com as it would have received from unaffiliated third parties. Any future transactions between ImageX.com and its officers, directors and greater than 5% shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of ImageX.com's disinterested, non-employee directors.

                                 PROPOSAL No. 2:

               AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN

General

      In April 1999, the Board of Directors adopted the 1999 Employee Stock Purchase Plan ("ESPP"), which was approved by the shareholders in August 1999. The ESPP became effective on August 26, 1999, the effective date of the Company's initial public offering. A total of 250,000 shares of common stock were initially reserved for issuance under the ESPP. The ESPP also initially provided that the number of shares reserved for issuance under the ESPP be automatically increased on January 1st of each year (beginning January 1, 2001) in an amount equal to the lesser of 100,000 shares of Common Stock and 0.5% of the adjusted average common shares outstanding used to calculate fully diluted earnings per share for the preceding year (or a lesser amount determined by the Board of Directors). As of March 8, 2001, 75,951 shares remained available for sale under the ESPP. The ESPP is intended to allow eligible employees of the Company and its subsidiaries to purchase shares, which h the Board of Directors believes is to the mutual benefit of the employees and the Company.

Proposed Amendment to the ESPP

      To insure that sufficient shares are available for purchase under the ESPP during the future offering periods currently scheduled under the ESPP, the Board of Directors, subject to the approval of the shareholders at the Annual Meeting, has amended the ESPP to increase the number of shares reserved under the ESPP to a total of 750,000 shares. The Board of Directors, subject to the approval of the shareholders at the Annual Meeting, also has amended the provisions of the ESPP relating to the annual automatic adjustment of the number of shares reserved for issuance under the ESPP. Those provisions now automatically increase the number of shares reserved for issuance under the ESPP on January 1st of each year (beginning January 1, 2002) in an amount equal to 1% of the adjusted average common shares outstanding used to calculate fully diluted earnings per share for the preceding year (or a lesser amount determined by the Board of Directors). The Board of Directors believes that it is in the best interest of the Company to amend the ESPP as set forth above.

Summary of the ESPP

      The following is a description of the material provisions of the ESPP. This description is qualified in its entirety by reference to the ESPP itself, a copy of which has been filed with the SEC as Appendix B to this Proxy Statement. The ESPP is intended to qualify under Section 423 of the Internal Revenue Code.

      Purpose. The ESPP's purpose is to assist employees of the Company and its designated subsidiaries in acquiring stock in the Company and to encourage employees to remain in the employ of the Company and its subsidiaries.

      Administration. The ESPP is currently being administered by the Board of Directors. All questions of interpretation or application of the ESPP are determined in the sole discretion of the Board of Directors, and its decisions are final and binding upon all participants. The Board of Directors may delegate administrative duties to the Company's officers or employees as it may determine.

      Eligibility. Generally, any person whose customary employment by the Company (or by any of its subsidiaries designated by the Board of Directors) is for at least 20 hours per week and who is not a holder of 5% or more of the Common Stock of the Company or its subsidiaries is eligible to participate in the ESPP. In addition, for future offering periods, the plan administrator may require that employees work a minimum of up to five months per year and have been an employee for some minimum period of time not to exceed two years. As of March 8, 2001, approximately 758 employees were eligible to participate in the ESPP and approximately 269 of those were participating. Options granted under the ESPP are not transferable and are only exercisable during the optionee's lifetime.

      Offering Dates. Except for the first offering period, which commenced on the effective date of the Company's initial public offering, the ESPP has two-year offering periods. Each two-year offering period has four consecutive six-month purchase periods. The first offering period began on August 26, 1999 and will end on July 31, 2001. The first purchase period began on August 26, 1999 and ended on January 31, 2000. Subsequent purchase periods begin on each February 1 and August 1 and end on the next July 31 and January 31. Subject to certain limitations, the plan administrator may establish a different term and different commencing and ending dates for future offerings.

      Purchase Price. The purchase price per share at which shares are purchased under the ESPP is the lesser of (a) 85% of the fair market value of a share of the Company's Common Stock on the first day of an offering period or (b) 85% of the fair market value of a share of Common Stock on the applicable purchase date within that offering period. Notwithstanding the foregoing, if any of the shares of Common Stock authorized for issuance under the ESPP pursuant to the proposed amendments described above are issued during an offering already underway, the purchase price is the lesser of (a) 85% of the fair market value of a share of the Company's Common Stock on the date shareholders approve the amendments or
(b) 85% of the fair market value of a share of Common Stock on the applicable purchase date within that offering period.

      Payment of Purchase Price; Payroll Deductions. The ESPP permits eligible employees to purchase Common Stock through payroll deductions of up to 15% of their eligible compensation (or higher percentage established by the plan administrator from time to time for a future offering period). Under the ESPP, no employee may purchase Common Stock with a fair market value of more than $25,000 in any calendar year, or purchase more than 1,200 shares of Common Stock in any single purchase period. A participant's eligible compensation is defined in the ESPP to include all salary and wages, including overtime, cash bonuses and commissions, and is defined to exclude severance pay, hiring and relocation bonuses, pay in lieu of vacations, sick leave, gain from stock option exercises or any other special payments.

      A participant may increase or decrease the rate of payroll deductions at any time in whole percentage point increments, provided that notice of such election is delivered to the plan administrator at least ten days prior to the start of a purchase period.

      All payroll deductions are credited to the participant's individual account under the ESPP, but are deposited with the general funds of the Company and may be used by the Company for any corporate purpose. No interest accrues on the payroll deductions.

      Purchase of Stock. At the beginning of each purchase period, each participating employee is granted an option to purchase shares of the Company's Common Stock. On the last day of each purchase period, each participant shall automatically acquire the number of shares of Common Stock arrived at by dividing the participant's accumulated payroll deductions during the purchase period by the purchase price. Any cash balances remaining in the participants account are refunded to the participant, provided, however, that if the participant participates in the next purchase period, any cash balance remaining in the participant's account is applies to the purchase of Common Stock in the new purchase period.

      Withdrawal. A participant may terminate his or her participation in the ESPP by signing and delivering to the plan administrator a notice of withdrawal from the ESPP at any time at least 10 days prior to the end of a purchase period. All of the participant's accumulated payroll deductions will be paid to the participant promptly after receipt of his or her notice of withdrawal and his or her participation in the current offering period will be automatically terminated. No resumption of payroll deductions will occur on behalf of such participant unless such participant re-enrolls in the ESPP during the applicable open enrollment period preceding the commencement of a subsequent offering period.

      Termination of Employment. Termination of a participant's employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee, terminates his or her participation in the ESPP immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant or, in the case of death, to the participant's legal representative or designated beneficiary.

      Capital Changes. If any change is made in the capitalization of the Company, such as stock splits or stock dividends, which results in an increase or decrease in the number of shares of common stock outstanding, appropriate adjustments will be made by the Board of Directors or the Committee, in its sole discretion, in the number of shares subject to purchase and in the purchase price per share, subject to any required action by the shareholders of the Company.

      In the event of a merger or consolidation resulting in a change of control of the Company, the sale, lease, exchange or other transfer of all or substantially all the Company's assets, or the acquisition by any person of a majority of the Company's outstanding Common Stock, each outstanding option to purchase shares under the ESPP will be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume or substitute for the option, the offering period during which a participant may purchase stock will be shortened to a specified date before such proposed transaction.

      In the event of a proposed liquidation or dissolution of the Company, the offering period during which a participant may purchase stock will be shortened to a specified date before the date of the proposed liquidation or dissolution.

      Amendment and Termination of the ESPP. The ESPP is effective for ten years after the date of its original adoption by the Board of Directors, but the Board of Directors may at any time amend or terminate the ESPP. However, no amendment may be made to the ESPP without prior approval of the shareholders of the Company where such approval is necessary to comply with Section 423 of the Internal Revenue Code (i.e., if such amendment would increase the number of shares reserved under the ESPP or modify the eligibility requirements) or any other applicable law or regulation.

Certain United States Federal Income Tax Information

      The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares have been held by the participant for more than two years after the offering date and more than one year after the purchase date, the lesser of: (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price, or
(b) the excess of the fair market value of the shares at the time the option was granted over the purchase price (which purchase price will be computed as of the grant date) will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and any further gain or any loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. Different rules may apply with respect to participants subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the two holding periods described above.

      The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the purchase of shares under the ESPP, is not intended to be complete, and does not discuss the income tax laws of any municipality, state or foreign country.

Participation in the ESPP

      Participation in the ESPP is voluntary and dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. Non-employee directors are not eligible to participate in the ESPP.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
              AMENDMENTS TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires ImageX.com's officers, directors and persons who own more than 10% of a registered class of ImageX.com's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-10% shareholders are required by SEC regulation to furnish ImageX.com with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms it received, or written representations from certain reporting persons that no forms were required for those persons, ImageX.com believes that during fiscal year 2000 its officers, directors and greater-than-10% beneficial owners complied with all applicable filing requirements of Section 16(a), with the exception of Dana F. Manciagli, Richard Sonstelie and Acorn Ventures, Inc. who each filed one late Form 4. After investigating these matters, ImageX.com has concluded that any omissions were inadvertent, and that none of the transactions gave rise to liability under Section 16(b) of the Exchange Act for recapture of short-swing profits.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of ImageX.com for the fiscal year ending December 31, 2000. PricewaterhouseCoopers LLP has audited our financial statements annually since 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

      Audit Fees

      The Company has been billed a total of approximately $267,394 by PricewaterhouseCoopers, LLP, the Company's independent auditors, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of interim financial statements included in the Company's Forms 10-Q filed during the last fiscal year.

      Financial Information Systems Design and Implementation Fees

      There were no fees billed by PricewaterhouseCoopers, LLP for professional services rendered in connection with financial information systems design and implementation during the fiscal year ended December 31, 2000.

      All Other Fees

      The Company has been billed a total of $631,394 for all other services rendered by PricewaterhouseCoopers, LLP that are not set forth above.

      The Audit Committee of the Board of Directors has determined that the provision of services by PricewaterhouseCoopers, LLP described in the preceding two paragraphs are compatible with maintaining PricewaterhouseCoopers, LLP's independence as the Company's principal accountants.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

      Under the SEC's proxy rules, shareholder proposals that meet certain conditions may be included in ImageX.com's proxy statement and form of proxy for a particular annual meeting. To be considered for inclusion in next year's proxy statement, shareholder proposals must be received at ImageX.com's principal executive officers no later than the close of business on November 26, 2001. Shareholders that intend to present a proposal that will not be included in the proxy statement and form of proxy must give notice of the proposal to ImageX.com no fewer than 90 days and no more than 120 days prior to the anniversary date of the 2002 Annual Meeting. Receipt by ImageX.com of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in ImageX.com's proxy materials or its presentation at the 2002 Annual Meeting.

      Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, ImageX.com intends to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek inclusion of the proposed matter in ImageX.com's proxy statement for our 2002 Annual Meeting, except in circumstances where (i) ImageX.com receives notice of the proposed matter no earlier than January 2, 2002 and no later than February 1, 2002, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Annual Meeting other than the matters specifically referred to in this Proxy Statement. If other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

      Copies of the ImageX.com, Inc. 2000 Annual Report to Shareholders are being mailed to shareholders, together with this Proxy Statement, form of proxy and Notice of Annual Meeting of Shareholders. Additional copies may be obtained from the Secretary of ImageX.com, Inc., 10200 NE Points Drive, Suite 200, Kirkland, Washington 98033.

      ImageX.com's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 as filed with the SEC is included in the ImageX.com, Inc. 2000 Annual Report to Shareholders.

                                             By Order of the Board of Directors,


                                             /s/ Mariam J. Naini

                                             Mariam J. Naini
                                             Vice President, General Counsel
                                             and Secretary

Kirkland, Washington
March 26, 2001

                                                                      APPENDIX A

                                IMAGEX.COM, INC.

                             AUDIT COMMITTEE CHARTER

                               Adopted May 2, 2000

Organization

This charter governs the operations of the Audit Committee. The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom meet the Nasdaq independence requirements for participation. Also in accordance with the Nasdaq requirements, all committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The Audit Committee of the board of directors assists the board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the audit committee to maintain free and open communication among the Committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the Audit Committee, the representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, if or when appropriate, recommend to the board the replacement of the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors.

o The Committee shall discuss with the independent auditors the overall scope and plans for their annual audit, including the adequacy of staffing and the overall fee structure. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

o The Committee shall review the interim financial statements with management and the independent auditors prior to the statements release to the public and filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

o The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Based on the review, the Committee shall makes its recommendation to the board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

                                                                      APPENDIX B

                                IMAGEX.COM, INC.

                        1999 EMPLOYEE STOCK PURCHASE PLAN

                   (as proposed to be amended on May 8, 2001)

                               SECTION 1. PURPOSE

      The purposes of the ImageX.com, Inc. 1999 Employee Stock Purchase Plan (the "Plan") are (a) to assist employees of ImageX.com, Inc., a Washington corporation (the "Company"), and its designated subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended, and (b) to encourage employees to remain in the employ of the Company and its subsidiaries.

                             SECTION 2. DEFINITIONS

      For purposes of the Plan, the following terms shall be defined as set forth below:

      "Board" means the Board of Directors of the Company.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Committee" means the Company's Compensation Committee.

      "Common Stock" means the common stock, par value $0.01 per share, of the Company.

      "Company" means ImageX.com, Inc., a Washington corporation.

      "Corporate Transaction" means either of the following events:

            (a) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than 50% of the outstanding voting securities of the surviving corporation;

            (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned Subsidiary Corporation of the Company; or

            (c) Acquisition by a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act of a majority or more of the Company's outstanding voting securities (whether directly or indirectly, beneficially or of record). Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

      "Designated Subsidiary" has the meaning set forth under the definition of "Eligible Employee" in this Section 2.

      "Eligible Compensation" means all salary and wages, including overtime, cash bonuses and commissions. Regular cash compensation does not include severance pay, hiring and relocation bonuses, pay in lieu of vacations, sick leave, gain from stock option exercises or any other special payments.

      "Eligible Employee" means any employee of the Company or any domestic Subsidiary Corporation or any other Subsidiary Corporation designated by the Board or the Committee (each, a "Designated Subsidiary"), who is in the employ of the Company (or any Designated Subsidiary) on one or more Offering Dates and who meets the following criteria:

            (a) the employee does not, immediately after the Option is granted, own stock (as defined by the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent Corporation or Subsidiary Corporation of the Company;

            (b) the employee's customary employment is for 20 hours or more per week; provided, however, that the Plan Administrator may decrease this minimum hours requirement for a future Offering;

            (c) if specified by the Plan Administrator for a future Offering, the employee customarily works a minimum of five months per year or any lesser number of months established by the Plan Administrator; and

            (d) if specified by the Plan Administrator for a future Offering, the employee has been employed for a certain minimum period of time as of an Offering Date; provided, however, that any such minimum employment period may not exceed two years.

      If the Company permits any employee of a Designated Subsidiary to participate in the Plan, then all employees of that Designated Subsidiary who meet the requirements of this paragraph shall also be considered Eligible Employees. "Enrollment Period" has the meaning set forth in Section 7.1.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "ESPP Broker" has the meaning set forth in Section 10.

      "Fair Market Value" shall be as established in good faith by the Plan Administrator or (a) if the

Common Stock is listed on the Nasdaq National Market, the closing sales price for the Common Stock as reported by the Nasdaq National Market on the Offering Date or the Purchase Date, as applicable, unless the Plan Administrator determines otherwise for a future Offering or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange on the Offering Date or the Purchase Date, as applicable, unless the Plan Administrator determines otherwise for a future Offering. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

      "Offering" has the meaning set forth in Section 5.1.

      "Offering Date" means the first day of an Offering.

      "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of Common Stock.

      "Parent Corporation" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      "Participant" means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in Section 7.1 and who has not withdrawn from the Plan or an Offering or whose participation in the Plan is not terminated.

      "Plan" means the ImageX.com, Inc. 1999 Employee Stock Purchase Plan.

      "Purchase Date" means the last day of each Purchase Period.

      "Purchase Period" has the meaning set forth in Section 5.2.

      "Purchase Price" has the meaning set forth in Section 6.

      "Subscription" has the meaning set forth in Section 7.1.

      "Subsidiary Corporation" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                            SECTION 3. ADMINISTRATION

3.1   Plan Administrator

      The Plan shall be administered by the Board or the Committee or, if and to the extent the Board or the Committee designates an executive officer of the Company to administer the Plan, by such executive officer (each, the "Plan Administrator"). Any decisions made by the Plan Administrator shall be applicable equally to all Eligible Employees.

3.2   Administration and Interpretation by the Plan Administrator

      Subject to the provisions of the Plan, the Plan Administrator shall have the authority, in its sole discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless reserved to the Board or the Committee, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's other officers or employees as the Plan Administrator so determines.

                             SECTION 4. STOCK SUBJECT TO PLAN

      Subject to adjustment from time to time as provided in Section 21.1, the maximum number of shares of Common Stock that shall be available for issuance under the Plan shall be 750,000 shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2002 equal to 1% of the adjusted average common shares outstanding of the Company used to calculate fully diluted earnings per share as reported in the annual report to shareholders for the preceding year, or a lesser amount determined by the Board; provided, however, that any shares from any increases in previous years that are not actually issued shall be added to the aggregate number of shares available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares subsequently acquired by the Company.

                            SECTION 5. OFFERING DATES

5.1   Offerings

      (a) Except as otherwise set forth below, the Plan shall be implemented by a series of Offerings of 24 months' duration (each, an "Offering"). Offerings shall commence on February 1 and August 1 of each year and end on the second January 31 and July 31, respectively, occurring thereafter; provided, however, that the first Offering shall begin on the day (the "IPO Date") on which shares of Common Stock are first offered to the public in an underwritten initial public offering of such Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (such day being the first trading day for the Common Stock on the Nasdaq National Market, the New York Stock Exchange or other applicable trading market), and shall end on July 31, 2001.

      (b) Notwithstanding the foregoing, the Plan Administrator may establish
(i) a different term for one or more future Offerings and (ii) different commencing and ending dates for such future Offerings; provided, however, that an Offering may not exceed five years; and provided, further, that if the Purchase Price may be less than 85% of the Fair Market Value of the Common Stock on the Purchase Date, the Offering may not exceed 27 months.

      (c) In the event the first or the last day of an Offering is not a regular business day, then the first day of the Offering shall be deemed to be the next regular business day and the last day of the Offering shall be deemed to be the last preceding regular business day.

5.2   Purchase Periods

      (a) Each Offering shall consist of four consecutive purchase periods of six months' duration (each, a "Purchase Period"). The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. Except as otherwise set forth below, a Purchase Period shall commence on February 1 and August 1 of each year and end on the next July 31 and January 31, respectively, occurring thereafter; provided, however, that the Purchase Period for the first Offering shall commence on the IPO Date and shall end on January 31, 2000.

      (b) Notwithstanding the foregoing, the Plan Administrator may establish for a future Offering (i) a different term for one or more future Purchase Periods and (ii) different commencing and ending dates for any such Purchase Period.

      (c) In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

5.3   Governmental Approval; Shareholder Approval

      Notwithstanding any other provision of the Plan to the contrary, an Option granted pursuant to the Plan shall be subject to (a) obtaining all necessary governmental approvals and qualifications for the Plan, the issuance of Options and the sale of Common Stock pursuant to the Plan and (b) obtaining shareholder approval of the Plan.

                            SECTION 6. PURCHASE PRICE

      (a) The purchase price (the "Purchase Price") at which Common Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option shall be 85% of the lesser of (a) the Fair Market Value of the Common Stock on the Offering Date of such Offering and (b) the Fair Market Value of the Common Stock on the Purchase Date; provided, however, that the Purchase Price for the first Offering that begins on the IPO Date shall be the lesser of (i) 100% of the initial public offering price per share of Common Stock, before underwriters' discounts or concessions, set forth in that certain Underwriting Agreement between the Company and the representatives of the underwriters and executed in connection with the Company's initial public offering of the Common Stock and (ii) 85% of the Fair Market Value of the Common Stock on the Purchase Date.

      (b) Notwithstanding the foregoing, if an increase in the number of shares authorized for issuance under the Plan (other than an annual increase pursuant to Section 4) is approved and all or a portion of such additional shares are to be issued during one or more Offerings that are underway at the time of shareholder approval of such increase (the "Additional Shares"), then, if as of the date of such shareholder approval, the Fair Market Value of a share of Common Stock is higher than the Fair Market Value on the Offering Date for any such Offering, the Purchase Price for the Additional Shares shall be 85% of the lesser of (i) the Common Stock's Fair Market Value on the date of such shareholder approval and (ii) the Fair Market Value of the Common Stock on the Purchase Date.

                      SECTION 7. PARTICIPATION IN THE PLAN

7.1   Initial Participation

      An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Plan Administrator during the enrollment period established by the Plan Administrator (the "Enrollment Period") a subscription (the "Subscription"):

      (a) indicating the Eligible Employee's election to participate in the Plan;

      (b) authorizing payroll deductions and stating the amount to be deducted regularly from the Participant's pay; and

      (c) authorizing the purchase of Common Stock for the Participant in each Purchase Period.

      An Eligible Employee who does not deliver a Subscription as provided above during the Enrollment Period shall not participate in the Plan for that Offering or for any subsequent Offering unless such Eligible Employee subsequently enrolls in the Plan by filing a Subscription with the Company during the Enrollment Period for such subsequent Offering. The Company may, from time to time, change the Enrollment Period for a future Offering as deemed advisable by the Plan Administrator, in its sole discretion, for the proper administration of the Plan.

      Except as provided in Section 7.2, an employee who becomes eligible to participate in the Plan after an Offering has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Eligible Employees may not participate in more than one Offering at a time.

7.2   Alternative Initial Participation

      Notwithstanding any other provision of the Plan, the Board or the Committee may provide for a future Offering that any employee of the Company or any Designated Subsidiary who first meets the requirements of subparagraphs (a) through (b) of the paragraph "Eligible Employee" in Section 2 during the course of an Offering shall, on a date or dates specified in the Offering which coincides with the day on which such person first meets such requirements or which occurs on a specified date thereafter, receive an Option under that Offering which Option shall thereafter be deemed to be a part of that Offering. Such Option shall have the same characteristics as any Options originally granted under that Offering, except that:

      (a) the date on which such Option is granted shall be the "Offering Date" of such Option for all purposes, including determining the Purchase Price of such Option; provided, however, that if the Fair Market Value of the Common Stock on the date on which such Option is granted is less than the Fair Market Value of Common Stock on the first day of the Offering, then, solely for the purpose of determining the Purchase Price of such Option, the first day of the Offering shall be the "Offering Date" for such Option;

      (b) the Purchase Period(s) for such Option shall begin on its Offering Date and end coincident with the remaining Purchase Date(s) for such Offering; and

      (c) the Board or the Committee may provide that if such person first meets such requirements within a specified period of time before the end of a Purchase Period for such Offering, he or she will not receive an Option for that Purchase Period.

7.3   Continued Participation

      A Participant shall automatically participate in the next Offering until such time as such Participant ceases payroll contributions to the Plan, withdraws from the Plan or an Offering pursuant to Section 11.2 or 11.3 or terminates employment as provided in Section 12.

               SECTION 8. LIMITATIONS ON RIGHT TO PURCHASE SHARES

8.1   Number of Shares Purchased

      (a) No Participant shall be entitled to purchase Common Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, a Parent Corporation or a Subsidiary Corporation) with a Fair Market Value exceeding $25,000 (such value determined as of the Offering Date for each Offering or such other limit as may be imposed by the Code) in any calendar year in which a Participant participates in the Plan (or other employee stock purchase plan described in this Section 8.1).

      (b) No Participant shall be entitled to purchase more than 1,200 shares of Common Stock (or such other number as the Board or the Committee shall specify for a future Offering) under the Plan in any single Purchase Period.

      (c) For a future Offering, the Board or the Committee may specify a maximum number of shares that may be purchased by any Participant, as well as a maximum aggregate number of shares that may be purchased by all Participants, pursuant to such Offering. In addition, for a future Offering with more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares that may be purchased by all Participants on any given Purchase Date under the Offering.

8.2   Pro Rata Allocation

      In the event the number of shares of Common Stock that might be purchased by all Participants exceeds the number of shares of Common Stock available in the Plan or in an Offering, the Plan Administrator shall make a pro rata allocation of the remaining shares of Common Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. Fractional shares may not be issued under the Plan unless the Plan Administrator determines otherwise for a future Offering.

                      SECTION 9. PAYMENT OF PURCHASE PRICE

9.1   General Rules

      Subject to Section 9.11, Common Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant's Eligible Compensation. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant's Eligible Compensation during each pay period shall be determined by the Participant's

Subscription.

9.2   Percent Withheld

      The amount of payroll withholding for each Participant for purchases pursuant to the Plan during any pay period shall be at least 1% but shall not exceed 15% of the Participant's Eligible Compensation for such pay period (or such other higher percentage as the Plan Administrator may establish from time to time for a future Offering). Amounts shall be withheld in whole percentages only.

9.3   Payroll Deductions

      Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering unless sooner altered or terminated as provided in the Plan.

9.4   Memorandum Accounts

      Individual accounts shall be maintained for each Participant for memorandum purposes only. All payroll deductions from a Participant's compensation shall be credited to such account but shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

9.5   No Interest

      No interest shall be paid on payroll deductions received or held by the Company.

9.6   Acquisition of Common Stock

      On each Purchase Date of an Offering, each Participant shall automatically acquire, pursuant to the exercise of the Participant's Option, the number of shares of Common Stock arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Purchase Period by the Purchase Price; provided, however, that the number of shares of Common Stock purchased by the Participant shall not exceed the number of whole shares of Common Stock so determined, unless the Plan Administrator has determined for a future Offering that fractional shares may be issued under the Plan; and provided, further, that the number of shares of Common Stock purchased by the Participant shall not exceed the number of shares for which Options have been granted to the Participant pursuant to Section 8.1.

9.7   Refund of Excess Amounts

      Any cash balance remaining in the Participant's account at the termination of each Purchase Period shall be refunded to the Participant as soon as practical after the Purchase Date without the payment of any interest; provided, however, that if the Participant participates in the next Purchase Period, any cash balance remaining in the Participant's account shall be applied to the purchase of Common Stock in the new Purchase Period, provided such purchase complies with Section 8.1.

9.8   Withholding Obligations

      At the time the Option is exercised, in whole or in part, or at the time some or all the Common Stock is disposed of, the Participant shall make adequate provision for federal and state withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Common Stock. The Company may withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

9.9   Termination of Participation

      No Common Stock shall be purchased on behalf of a Participant on a Purchase Date if his or her participation in the Offering or the Plan has terminated on or before such Purchase Date.

9.10  Procedural Matters

      The Company may, from time to time, establish (a) limitations on the frequency and/or number of any permitted changes in the amount withheld during an Offering, as set forth in Section 11.1, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, and (d) such other limitations or procedures as deemed advisable by the Company in the Company's sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

9.11  Leaves of Absence

      During leaves of absence approved by the Company and meeting the requirements of the applicable Treasury Regulations promulgated under the Code, a Participant may elect to continue participation in the Plan by delivering cash payments to the Plan Administrator on the Participant's normal paydays equal to the amount of his or her payroll deduction under the Plan had the Participant not taken a leave of absence. Currently, the Treasury Regulations provide that a Participant may continue participation in the Plan only during the first 90 days of a leave of absence unless the Participant's reemployment rights are guaranteed by statute or contract.

                SECTION 10. COMMON STOCK PURCHASED UNDER THE PLAN

10.1  ESPP Broker

      If the Plan Administrator designates or approves a stock brokerage or other financial services firm (the "ESPP Broker") to hold shares purchased under the Plan for the accounts of Participants, the following procedures shall apply. Promptly following each Purchase Date, the number of shares of Common Stock purchased by each Participant shall be deposited into an account established in the Participant's name with the ESPP Broker. Each Participant shall be the beneficial owner of the Common Stock purchased under the Plan and shall have all rights of beneficial ownership in such Common Stock. A Participant shall be free to undertake a disposition of the shares of Common Stock in his or her account at any time, but, in the absence of such a disposition, the shares of Common Stock must remain in the Participant's account at the ESPP Broker until the holding period set forth in Code Section 423 has been satisfied. With respect to shares of Common Stock for which the holding period set forth above has been satisfied, the Participant may move those shares of Common Stock to another brokerage account of the Participant's choosing or request that a stock certificate be issued and delivered to him or her. Dividends paid in the form of shares of Common Stock with respect to Common Stock in a Participant's account shall be credited to such account. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Common Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code Section 423 holding period.

10.2  Notice of Disposition

      By entering the Plan, each Participant agrees to promptly give the Company notice of any Common Stock disposed of within the later of one year from the Purchase Date and two years from the Offering Date for such Common Stock, showing the number of such shares disposed of and the Purchase Date and Offering Date for such Common Stock. This notice shall not be required if and so long as the Company has a designated ESPP Broker.

                 SECTION 11. CHANGES IN WITHHOLDING AMOUNTS AND
                              VOLUNTARY WITHDRAWAL

11.1  Changes in Withholding Amounts

      (a) Unless the Plan Administrator establishes otherwise for a future Offering, during a Purchase Period, a Participant may elect to reduce payroll contributions to 0% by completing and filing with the Company an amended Subscription authorizing cessation of payroll deductions. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing the amended Subscription if the amended Subscription is filed at least 10 days prior to such date (the "Change Notice Date") and, if not, as of the beginning of the next succeeding calendar month. All payroll deductions accrued by a Participant as of a Change Notice Date shall continue to be applied toward the purchase of Common Stock on the Purchase Date, unless a Participant withdraws from an Offering or the Plan, pursuant to Section 11.2 or Section 11.3 below. An amended Subscription shall remain in effect until the Participant changes such Subscription in accordance with the terms of the Plan.

      (b) Unless otherwise determined by the Plan Administrator for a future Offering, a Participant may elect to increase or decrease the amount to be withheld from his or her compensation for future Purchase Periods; provided, however, that notice of such election must be delivered to the Plan Administrator at least 10 days prior to such Purchase Period in such form and in accordance with such terms as the Plan Administrator may establish for an Offering.

      (c) Notwithstanding the foregoing, to the extent necessary to comply with Code Section 423 and Section 8.1, a Participant's payroll deductions may be decreased during any Purchase Period scheduled to end during the current calendar year to 0% at such time that the aggregate of all payroll deductions accumulated with respect to the Offering to which such Purchase Period applies and any other Offering ending within the same calendar year exceed $21,250. Payroll deductions shall re-commence at the rate provided in such Participant's Subscription at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless the Participant terminates participation in the Plan as provided in Section 11.2 or Section 11.3 below.

11.2  Withdrawal From an Offering

      A Participant may withdraw from an Offering by signing and delivering to the Plan Administrator a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal must be elected at least 10 days prior to the end of the Purchase Period for which such withdrawal is to be effective or by any other date specified by the Plan Administrator for a future

Offering. If a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Common Stock acquired by the Participant in any earlier Purchase Periods. A Participant is prohibited from again participating in the same Offering at any time upon withdrawal from such Offering. The Company may, from time to time, impose a requirement that the notice of withdrawal be on file with the Plan Administrator for a reasonable period prior to the effectiveness of the Participant's withdrawal.

11.3  Withdrawal From the Plan

      A Participant may withdraw from the Plan by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Plan Administrator. Such notice must be delivered at least 10 days prior to the end of the Purchase Period for which such withdrawal is to be effective or by any other date specified by the Plan Administrator for a future Offering. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Plan Administrator for a reasonable period prior to the effectiveness of the Participant's withdrawal.

11.4  Re-enrollment in the Plan

      In the event a Participant voluntarily elects to withdraw from the Plan or from an Offering, the Participant may not resume participation in the Plan during the same Offering, but may participate in any subsequent Offering under the Plan by again satisfying the definition of Eligible Employee.


11.5  Return of Payroll Deductions

Upon withdrawal from an Offering pursuant to Section 11.2 or from the Plan pursuant to Section 11.3, the withdrawing Participant's accumulated payroll deductions that have not been applied to the purchase of Common Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant and the Participant's interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

                        SECTION 12. AUTOMATIC WITHDRAWAL

      If the Fair Market Value of the Common Stock on any Purchase Date of an Offering is less than the Fair Market Value of the Common Stock on the Offering Date for such Offering, then every Participant shall automatically (a) be withdrawn from such Offering at the close of such Purchase Date and after the acquisition of the shares of Common Stock for such Purchase Period and (b) be enrolled in the Offering commencing on the first business date subsequent to such Purchase Period, provided the Participant is eligible to participate in the Plan and has not elected to terminate participation in the Plan pursuant to
Section 11.2 or 11.3.

                      SECTION 13. TERMINATION OF EMPLOYMENT

      Termination of a Participant's employment with the Company for any reason, including retirement, death or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant's participation in the Plan. The payroll deductions credited to the Participant's account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant's death, to the Participant's legal representative or designated beneficiary as provided in Section 14.2, and all the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 13.

                     SECTION 14. RESTRICTIONS ON ASSIGNMENT

14.1  Transferability

      An Option granted under the Plan shall not be transferable and such Option shall be exercisable during the Participant's lifetime only by the Participant. The Company will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant of the Participant's interest in the Plan, of his or her Option or of any rights under his or her Option.

14.2  Beneficiary Designation

      The Plan Administrator may permit a Participant to designate a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event the Participant dies after the Purchase Date for an Offering but prior to delivery to such Participant of such shares and cash. In addition, the Plan Administrator may permit a Participant to designate a beneficiary who is to receive any cash from the Participant's account under the Plan in the event that the Participant dies before the Purchase Date for an Offering. Such designation may be changed by the Participant at any time by written notice to the Plan Administrator.

                           SECTION 15. MARKET STANDOFF

      In connection with the underwritten initial public offering by the Company of its Common Stock, neither a Participant nor any beneficiary designated pursuant to Section 14.2 shall sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Common Stock issued under the Plan for a period of 180 days after the IPO Date, except that the foregoing provision shall not apply in the event of the Participant's death or "disability" as that term is defined in Code Section 22(e)(3).

      In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Common Stock effected as a class without the Company's receipt of consideration, any new, substituted or additional securities distributed with respect to the purchased Common Stock shall be immediately subject to the provisions of this
Section 15.

      In order to enforce the limitations of this Section 15, the Company may issue stop-transfer instructions to the ESPP Broker and/or the Company's transfer agent until the end of the period ending 180 days after the IPO Date.

            SECTION 16. NO RIGHTS AS SHAREHOLDER UNTIL SHARES ISSUED

      With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a shareholder of the Company, and he or she shall not have any of the rights or privileges of a shareholder. A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, a certificate or its equivalent has been issued to the Participant for the shares following exercise of the Participant's Option.

            SECTION 17. LIMITATIONS ON SALE OF COMMON STOCK PURCHASED
                                 UNDER THE PLAN

      The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his or her own affairs. A Participant, therefore, may sell Common Stock purchased under the Plan at any time he or she chooses, subject to compliance with Section 15, Company policies and any applicable federal and state securities laws. A Participant assumes the risk of any market fluctuations in the price of the Common Stock.

                     SECTION 18. AMENDMENT OR TERMINATION OF THE PLAN

      (a) The Board may amend the Plan in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Code Section 423 or any applicable law or regulation, shareholder approval will be required for any amendment that will (i) increase the total number of shares as to which Options may be granted under the Plan, (ii) modify the class of employees eligible to receive Options, or (iii) otherwise require shareholder approval under any applicable law or regulation; and provided further, that except as provided in Section 21 and this Section 18, no amendment to the Plan shall make any change in any Option previously granted which adversely affects the rights of any Participant.

      (b) The Plan shall continue in effect for 10 years after the date of its adoption by the Board. Notwithstanding the foregoing, the Board may at any time and for any reason terminate or suspend the Plan. During any period of suspension or upon termination of the Plan, no Options shall be granted.

      (c) Except as provided in Section 21, no such termination of the Plan may affect Options previously granted, provided that the Plan or an Offering may be terminated by the Board on a Purchase Date or by the Board's setting a new Purchase Date with respect to an Offering and a Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering is in the best interests of the Company and the shareholders or if continuation of the Plan and/or the Offering would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan.

                      SECTION 19. NO RIGHTS AS AN EMPLOYEE

      Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent Corporation or Subsidiary Corporation or to affect the right of the Company or a Parent Corporation or Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

                       SECTION 20. EFFECT UPON OTHER PLANS

      The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent Corporation or Subsidiary Corporation. Nothing in the Plan shall be construed to limit the right of the Company, any Parent Corporation or Subsidiary Corporation to (a) establish any other forms of incentives or compensation for employees of the Company, a Parent Corporation or Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

                             SECTION 21. ADJUSTMENTS

21.1  Adjustment of Shares

      In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock, then (subject to any required action by the Company's shareholders), the Board or the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and kind of shares of Common Stock subject to the Plan as set forth in Section 4, (ii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities and (iii) the maximum number of shares of Common Stock that may be purchased by a Participant in a Purchase Period. The determination by the Board or the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a merger, asset sale, dissolution or liquidation of the Company shall not be governed by this Section
21.1 but shall be governed by Sections 21.2 and 21.3, respectively.

21.2  Corporate Transaction

      In the event of a proposed Corporate Transaction, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or parent thereof (the "Successor Corporation"). In the event that the Successor Corporation refuses to assume or substitute for the Option, the Offering then in progress shall be shortened by setting a new Purchase Date. The new Purchase Date shall be a specified date before the date of the proposed Corporate Transaction. The Board shall notify each Participant in writing, at least 10 business days prior to the new Purchase Date, that the Purchase Date for the Participant's Option has been changed to the new Purchase Date and that the Participant's Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Offering or the Plan as provided in Section 11.

21.3  Dissolution or Liquidation of the Company

      In the event of the proposed dissolution or liquidation of the Company, the Offering then in progress shall be shortened by setting a new Purchase Date and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The new Purchase Date shall be a specified date before the date of the Company's proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least 10 business days prior to the new Purchase Date, that the Purchase Date for the Participant's Option has been changed to the new Purchase Date and that the Participant's Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Offering or the Plan as provided in Section 11.

21.4  Limitations

      The grant of Options shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                SECTION 22. REGISTRATION; CERTIFICATES FOR SHARES

      The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Common Stock. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

                           SECTION 23. EFFECTIVE DATE

      The Plan's effective date is the date on which it is approved by the Company's shareholders, which was August 9, 1999.

The Plan was originally adopted by the Board of Directors on April 21, 1999, approved by the Company's shareholders on July 9, 1999, and previously amended on August 13, 1999.